Exhibit 99.1

United Technologies To Reduce Pension Liabilities

FARMINGTON, Conn., October 6, 2016 - United Technologies Corp. (NYSE:UTX) today announced two related actions that are expected to reduce the overall size of its pension obligations by approximately $1.77 billion.
First, United Technologies will transfer approximately $775 million of its outstanding pension benefit obligations under the UTC Employee Retirement Plan and the UTC Represented Employee Retirement Plan to The Prudential Insurance Company of America (NYSE:PRU). This transaction is expected to close on October 12 with the purchase of a group annuity contract from Prudential. Prudential was selected in consultation with independent experts after a competitive bidding process. Prudential will assume the obligation and administrative responsibility for retirement benefits owed to approximately 36,000 United Technologies retirees and surviving beneficiaries who currently receive a benefit of $300 per month or less from the plans.
The United Technologies retirees and beneficiaries included in this group will not see any reduction in their monthly payments and will soon receive detailed information packages. United Technologies expects a seamless transition since Prudential already administers benefit payments for United Technologies retirees. "This transaction is an important part of United Technologies’ long-term strategy to reduce future pension risk and expense. It will not affect participants remaining in the plans and entrusts the assets leaving the plans to a highly rated insurance company whose core business is retirement security and administration of pension benefits," said Robin Diamonte, United Technologies’ Chief Investment Officer.
Second, United Technologies has also implemented a program offering certain former U.S. employees or beneficiaries with a vested pension benefit an option to take a one-time lump sum distribution rather than future monthly pension payments. Upon completion of this program, United Technologies expects approximately 10,000 participants to take the lump sum offer. Payments will be paid from the retirement plans during late 2016. This action is expected to reduce United Technologies' pension benefit obligations by approximately $995 million by year-end 2016.
Together, these related actions are part of United Technologies’ overall plan to de-risk its pension plans and are expected to reduce the overall size of the company’s pension plans by approximately $1.77 billion. The transactions will not diminish the plans’ funded status and are not expected to materially impact future pension expense or to require additional contributions to the plans. Because these actions accelerate the satisfaction of future pension obligations, United Technologies expects to recognize a one-time pretax pension settlement charge in the range of $400 million to $530 million in the fourth quarter of 2016. Willis Towers Watson served as the strategic advisor to United Technologies in these transactions.

United Technologies Corp., based in Farmington, Connecticut, provides high-technology systems and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. For more information about the company, visit our website at www.utc.com or follow us on Twitter: @UTC.
Cautionary Statement
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements include statements concerning the financial impact of the annuity contract and the lump sum payments, including, without limitation, the funding status of the plans, the settlement charge and future plan contributions, and are based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation the Company’s ongoing pension obligations and costs after the transactions and other risks and uncertainties discussed in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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